Exhibit 10(t)(t)(t)

AMENDMENT NUMBER FIVE
HP INC.
2005 EXECUTIVE DEFERRED COMPENSATION PLAN
The HP Inc. 2005 Executive Deferred Compensation Plan (the “Plan”) is hereby amended as follows, effective as of the dates provided below:
1.Effective with respect to amounts earned by an Outside Director on or after March 1, 2023, the definition of “Annual Retainer” in Article I shall be amended in its entirety to read as follows:
“Annual Retainer” means the cash portion of any annual retainer paid to an Outside Director, as well as any cash paid to an Outside Director with respect to additional meeting fees or chairman or committee chair fees.

2. Effective as of January 1, 2023, a new definition of “Points” shall be added to Article I to read as follows:

“Points” means the sum of a Participant’s age and years of service, based on the continuous service date (or its equivalent) reflected in the Company’s HR system of record.
3.Effective as of January 1, 2023, the definition of “Retirement Date” in Article I shall be amended in its entirety to read as follows:
“Retirement Date” means, (a) with respect to deferrals of a Participant’s Actual Pay for Plan Years beginning before January 1, 2023, and deferrals of Incentive Pay with respect to performance periods beginning before November 1, 2022. the date on which a Participant has completed at least 15 years of service, as measured from such Participant’s last hire date, and has attained age 55, and (b) with respect to deferrals of a Participant’s Actual Pay for Plan Years beginning on and after January 1, 2023, and deferrals of Incentive Pay with respect to performance periods beginning on and after November 1, 2022, the date on which a Participant has attained age 55 and at least 70 Points.
In all other respects the Plan, as amended herein, is hereby ratified and confirmed.

IN WITNESS WHEREOF, HP Inc. has caused this instrument to be signed by its duly authorized officer as of this 20 day of September, 2022.

HP INC.

By:	/s/ Kristen Ludgate
Its:	Chief People Officer